Exhibit 10.1

MINERAL RESERVE AGREEMENT

THIS MINERAL RESERVE AGREEMENT is entered into as of the 9th day of February, 2012 by and between AuraSource, Inc., a Nevada corporation (“ASI”) and Gulf Coast Holdings, LLC, a Nevada limited liability company ("GCH").

RECITALS

WHEREAS, GCH and its affiliates have entered into that certain Agreement to Purchase Minerals, dated as of the date hereof (the "Mineral Purchase Agreement"); and

WHEREAS, ASI has requested GCH to reserve significant tonnage of minerals under its control and GCH has agreed to do so in accordance with the terms hereof.

NOW THEREFORE, in consideration of and based on the foregoing premises, the agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEPOSIT TO RESERVE MINERALS

1.1 ASI has requested GCH to reserve export ready 1 million tons of 64% Fe higher content iron ore and 13 million 45% grade lower content iron ore, as described in more detail in the Mineral Purchase Agreement, and 2 million tons of manganese ore, as described in more detail in the Mineral Purchase Agreement between the parties, dated as of the date hereof, in order to enable ASI to fulfill offtake agreements entered into with its customers (“Customer Orders”).

1.2 GCH has agreed to a deposit of $1.00 per ton to reserve the above-referenced 16 million tons of minerals (the "Mineral Deposit").

2. STOCK IN LIEU OF DEPOSIT; ISSUANCE OF SHARES

2.1 GCH and ASI agree that GCH or assigns will accept shares of ASI Common Stock (the "Shares"), at a valuation of $1.00 per Share, in lieu of cash payment by ASI of the Mineral Deposit, subject to the terms hereof.

2.2 Promptly following the execution of this Agreement, ASI shall issue 16 million Shares of ASI's stock to GCH or assigns (“Mineral Deposit Shares”). The Mineral Deposit Shares shall vest and be delivered as follows:

(a) 5 million immediately upon the execution hereof.

(b) 11 million upon the successful completion of the first Customer Order of total revenue over $5 million. Success shall be defined as customer acceptance of order and final payment.

(c) To the extent b 2.2(b) does not occur the unvested Shares shall be returned to the ASI’s treasury and cancelled.

2.3 In connection with issuance of the Shares hereunder ASI represents and warrants that it will remain fully reporting with the SEC. After six months from the date hereof, GCH shall have the right to retain qualified securities counsel to register with the SEC ASI's shares of Common Stock on Form S-1 or such other form as may be available and appropriate and ASI shall cooperate as may be reasonable necessary to complete such registration. All costs of such registration shall be borne by GCH.

(a) ASI grants GCH the right to designate Erik Davidson and one other director who is mutually agreed to by ASI. ASI agrees to promptly increase the size of its board from three members to five.

(b) ASI's board of directors shall specifically approve such issuance and shall deliver a copy of said resolutions to GCH promptly following the execution hereof and to cause the issuance of share certificates and delivery as set forth in Section 2.2 and execution of such further documents as may be necessary or advisable to carry out the intent of this agreement.

3. DISPUTES AND ARBITRATION

3.1 The parties agree to negotiate in good faith to resolve any disputes, disagreements, questions, claims, or similar matters in regard to this Agreement or any matter in regard to the relationship between the parties. If such matters cannot be resolved by negotiations between the parties, such matters shall be resolved by mandatory arbitration by a single arbitrator. No later than thirty (30) days after the arbitration is requested by one party, each party shall agree upon the arbitrator. If no agreement regarding selection of an arbitrator has been reached after good faith efforts by both parties, each party shall engage the services of an arbitrator, each of whom shall confer and select an arbitrator. The individual selected as arbitrator shall thereafter be jointly engaged by the parties to arbitrate the disputed matter pursuant to procedures established by such arbitrator.

3.2 The arbitrator shall interpret all controversies and claims arising under or relating to this Agreement in accordance with the laws of Arizona without regard to its choice of laws or principles. The arbitration must be conducted in Maricopa County, Arizona and the prevailing party shall be entitled to recover all expenses of arbitration, including reasonable attorney’s fees. Neither party shall be prevented from seeking a temporary restraining order, preliminary injunction, or other equitable remedy in court in order to preserve the status quo or to prevent irreparable harm as contemplated by Section 3. Except for such injunctive relief, this provision for arbitration shall be an absolute bar to any other legal proceedings between the parties hereto and the arbitrator’s decision shall not be appealable. The arbitrator shall provide in writing to the parties the basis for the award or order of such arbitrator. The arbitrator will have the power to award counsel fees and expenses, as well as dispute resolution costs to the prevailing Party. Notwithstanding anything herein to the contrary, the arbitrator shall not award any consequential, incidental, indirect, special, punitive or exemplary damages hereunder or in connection herewith. Any award, order, or judgment pursuant to arbitration may be entered and enforced in any court of competent jurisdiction and each party hereby submits to the jurisdiction of any such court for purposes of enforcement of such award, order or judgment.

4. OTHER PROVISIONS

4.1 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by each party. No provision of this Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

4.2 Assignment; Termination of Power of Attorney; Third-Party Beneficiaries. GCH may assign certain rights to Shares. No rights or remedies are conferred by this Agreement other than to the parties and their respective successors and permitted assigns.

4.3 Entire Agreement; Counterparts. This Agreement is the complete, final and exclusive understanding and agreement of the parties, and cancels and supersedes any and all prior negotiations, correspondence and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures or signatures in PDF format shall, for all purposes, be treated as originals.

4.4 Authority. Each party represents by its execution of this Agreement that it has the authority to do so and to bind the party by its signature below.

4.5 Notice. All demands, notices, requests and consents hereunder (“Notices”) shall be in writing, in the English language and shall be deemed to have been duly given if personally delivered by courier service, messenger or telecopy, or by certified or registered mail, postage prepaid, return receipt requested, or by Email Notice, to the following contact information, or such other contact information as may be furnished hereafter by notice in writing, to the following parties:

In case of ASI: AuraSource, Inc.	In case of GCH: Gulf Coast Holdings, LLC

All Notices shall be effective either:

(a) at the time of actual delivery thereof; or

(b) if given by telecopy, upon electronic confirmation of delivery; or

(c) if given by certified or registered mail, ten (10) business days after certification or registration thereof, to any officer (or an authorized recipient of deliveries to the office) of the party to whom given; or

(d) by email, if the recipient specifically acknowledges receipt of such notice sent via email ("Email Notice").

(e)	All Notices must have a copy sent by email to all of the addresses above to be considered effective.

4.6 Survival. The terms of Sections 2, as relates to the Mineral Deposit Shares that have vested, through Section 4 shall survive the termination of this Agreement for any reason.

4.7 Covenant of Further Assurances. The parties covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of them will execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

4.8 Recitals. The Recitals at the outset of this Agreement are hereby incorporated into this Agreement by this reference as if set forth in their entirety in the body of this Agreement.

4.9. Effective Date. This Agreement is effective as of February 10, 2012.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement, which is effective on the date of the last to sign below, to be executed in duplicate by their respective duly authorized officers.

GULF COAST HOLDINGS, LLC

By: __/s/ David Shaheen____________________ Date: _____2/15/2012_________

David T. Shaheen

President / Manager

AURASOURCE, INC.

By: ___/s/ Philip Liu___________________ Date: ___2/15/2012_________

Philip Liu

President and CEO